UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 7.01 Regulation FD Disclosure.
     On August 21, 2007, Bally Total Fitness Holding Corporation (the “Company”) issued a press release (the “Press Release”) announcing that the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) granted the Company’s motion to amend its Joint Prepackaged Chapter 11 Plan of Reorganization to implement the alternative restructuring proposal from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P. (the “Amended Plan”) without the need to resolicit votes from creditors. The Bankruptcy Court also approved the Company’s motion seeking to enter into the previously disclosed Investment Agreement and Restructuring Support Agreements which implement and support the Amended Plan. In addition, the Bankruptcy Court approved the Company entering into debtor-in-possession (“DIP”) financing and exit credit facilities.
     A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the Amended Plan is attached hereto as Exhibit 99.2. All information contained in the Amended Plan is subject to change, whether as a result of further amendments, actions of the Bankruptcy Court or third parties, or otherwise.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release.

99.2	First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Bally Total Fitness Holding Corporation and its Affiliate Debtors, dated August 13, 2007.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: August 22, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel